                                                                    Exhibit 12.1

AmeriComm Direct Marketing, Inc.
Computation of Ratio of Earnings to Fixed Charges
(Dollars in thousands)

                                                                                               Six months  Six months
                                                   Year Ended December 31,                       ended       ended
                                    --------------------------------------------------------    June 30,    June 26,
                                      1993        1994        1995        1996        1997        1997        1998
                                    --------    --------    --------    --------    --------    --------    --------
Income (loss) before income taxes   $ (4,893)   $ (2,015)   $ (1,040)   $ (2,211)   $ (4,515)   $ (3,183)   $ (7,847)
                                    --------    --------    --------    --------    --------    --------    --------
Fixed charges:

Interest on indebtedness               2,873       2,975       3,179       8,138      17,023       7,402       9,677
Portion of rents representative
 of interest expense                     263         214         117         275         556         224         265
                                    --------    --------    --------    --------    --------    --------    --------
Total fixed charges                    3,136       3,189       3,296       8,413      17,579       7,626       9,942
                                    --------    --------    --------    --------    --------    --------    --------

Ratio computation:
  Earnings                            (4,893)     (2,015)     (1,040)     (2,211)     (4,515)     (3,183)     (7,847)
  Fixed charges                        3,136       3,189       3,296       8,413      17,579       7,626       9,942
                                    --------    --------    --------    --------    --------    --------    --------

Earnings before fixed charges         (1,757)      1,174       2,256       6,202      13,064       4,443       2,095
Fixed charges                          3,136       3,189       3,296       8,413      17,579       7,626       9,942
                                    --------    --------    --------    --------    --------    --------    --------

Ratio of earnings (deficiency)
 to fixed charges                     (4,893)     (2,015)     (1,040)     (2,211)     (4,515)     (3,183)     (7,847)

DIMAC Marketing Corporation, Inc.
Computation of Ratio of Earnings to Fixed Charges
(Dollars in thousands)

                                                                          Eleven       Eight         Four         Six       Six
                                                            One Month     months       months       months       months    months
                                 Year Ended December 31,      ended       ended        ended        ended        ended     ended
                              ----------------------------  January 31, December 31,  August 31,  December 31,  June 30,  June 26,
                                1993      1994      1995      1996         1996         1997         1997         1997      1998
                              --------  --------  --------  --------     --------     --------     --------     --------  --------
Income (loss) before
 income taxes                 $ 3,692   $ 3,496   $ 7,689   $  (354)    $ 4,288       $(3,128)     $   147      $(2,525)  $   204
                              -------   -------   -------   -------     -------       -------      -------      -------   -------

Fixed charges:

Interest on indebtedness        1,417     6,069     5,174       532       7,525         6,188        2,248        4,633     4,583
Portion of rents
 representative of
 interest expense                 972     1,459     2,031       210       2,016         1,336          639        1,027       920
                              -------   -------   -------   -------     -------       -------      -------      -------   -------
Total fixed charges             2,389     7,528     7,205       742       9,541         7,524        2,887        5,660     5,503
                              -------   -------   -------   -------     -------       -------      -------      -------   -------

Ratio computation:
  Earnings                      3,692     3,496     7,689      (354)      4,288        (3,128)         147       (2,525)      204
  Fixed charges                 2,389     7,528     7,205       742       9,541         7,524        2,887        5,660     5,503
                              -------   -------   -------   -------     -------       -------      -------      -------   -------

Earnings before
 fixed charges                  6,081    11,024    14,894       388      13,829         4,396        3,034        3,135     5,707
Fixed charges                   2,389     7,528     7,205       742       9,541         7,524        2,887        5,660     5,503
                              -------   -------   -------   -------     -------       -------      -------      -------   -------

Ratio of earnings
 (deficiency) to
 fixed charges                   2.55      1.46      2.07      (354)       1.45        (3,128)        1.05       (2,525)     1.04


DIMAC Holdings
Computation of Ratio of Earnings to Fixed Charges
(Dollars in thousands)


                                                   Pro Forma
                              --------------------------------------------------
                                     Year          Six Months       Six Months
                                    Ended            Ended            Ended
                              December 31, 1997   June 30, 1997    June 30, 1998
                              -----------------   -------------    -------------
Income (loss) before
 income taxes                     $(10,059)         $ (7,271)        $ (6,846)
                                  --------          --------         --------

Fixed charges:

Interest on indebtness              39,103            19,356           19,491
Portion of rents
 representative of
 interest expense                    1,195             1,251            1,185
                                  --------          --------         --------
Total fixed charges                 40,298            20,607           20,676
                                  --------          --------         --------

Ratio computation:
  Earnings                         (10,059)           (7,271)          (6,846)
  Fixed charges                     40,298            20,607           20,676
                                  --------          --------         --------

Earnings before fixed
 charges                            30,239            13,336           13,830
Fixed charges                       40,298            20,607           20,676
                                  --------          --------         --------

Ratio of earnings
 (deficiency) to fixed
 charges                           (10,059)           (7,271)          (6,846)
